Exhibit 10.7

A D V O K A T E R N E
N É M E T H  &  S I G E T T Y  A / S

C B R - N o.  1 7 0 2 2 2 4 5

F R E D E R I K S G A D E  2 1.  D K - 1 2 6 5  C O P E N H A G E N  K .  T E L E P H O N E (+ 4 5) 3 3 1 3 3 3 4 4

Case no. 19623 OS/jsh
Date: 08/08/2016

CEO CONTRACT

This CEO Contract has been entered into by
BRIAN MERTZ
Social Security No.: 280675-3087
Oasis Sky Club Sitesi, Bektas Mahallesi, Helikopter Pisti,
120 Soka, No 36. F 07400 Alanya
Turkey (the CEO)

and

NABUfit Global, Inc.
CUSIP No: 628757 106
626 East 1820 North
Orem, Utah 84097 USA
(the Company)

TABLE OF CONTENTS
1.	APPOINTMENT3
2.	WORKPLACE AND RESPONSIBILITIES3
3.	SALARY3
4.	PC, MOBILE PHONE AND INTERNET4
5.	EXPENSES4
6.	HOLIDAYS4
7.	ABSENCE AND ILLNESS4
8.	POSITIONS OUTSIDE THE APPOINTMENT5
9.	CONFIDENTIALITY5
10.	RESIGNATION5
11.	BREACH OF CONTRACT6
12.	RENEGOTIATION6
13.	GOVERNING LAW AND JURISDICTION6.
14.	COPIES6

1.	APPOINTMENT

1.1	The CEO shall be appointed CEO of the Company on 01 July 2016.

1.2	The CEO will be a member of the Executive Board and shall report to the Chairperson.

2.	WORKPLACE AND RESPONSIBILITIES

2.1	The CEO's workplace shall be determined by the CEO himself.

2.2	The weekly working hours shall be 37 hours per week. The CEO has been made aware that the position requires substantial work effort, and that has been considered when determining salary.

2.3	The CEO shall take trips as required. The CEO's responsibilities shall be agreed on an ongoing basis with the Chairperson.

3.	SALARY

3.1	The CEO's gross salary is USD 45,183.64 per month. The salary shall be paid as follows:

a)	USD 6,850 per month shall be paid arrears on the last working day of the month to the bank account the CEO has provided to the Company.

b)	USD 38,333.64 shall be paid per month in the form of 41,667 shares in NABUfit Global, Inc. with a nominal value of USD 0.0001 corresponding to USD 0.92 per share.

3.2
The shares referred to in item 3.1.b) shall be paid in total for a 6-month period during the first 6 months of employment at a total of 250,002 shares. If employment is terminated by the Company during the stated period, the CEO shall retain all of the shares, unless the termination of the employment relationship is due to the CEO's material breach of the employment agreement, the shares shall then only be retained in relation to the actual period of employment. If the CEO terminates the employment in the stated 6-month period, without it being due to the Company's material breach, only a proportion of the shares shall be retained. This shall be determined in relation to the actual period of employment.

3.3
After 6 months of employment, the shares referred to in item 6.1.b) shall be earned in arrears; i.e. unearned shares shall be issued to the CEO quarterly, beginning on 01 April 2017 for the period January, February and March 2017. The CEO acknowledges that, for practical reasons, the shares will not necessarily be issued on a precise date, specified in advance.

3.4	The CEO's tax consequences from the issuing of the shares are irrelevant to the Company.

4.	PC, MOBILE PHONE AND INTERNET

4.1	The Company shall make a PC and a mobile phone freely available to the CEO and shall pay all expenses associated therewith. The Company shall also pay for a home connection at the CEO's home address.

4.2	The CEO's tax consequences from the CEO's use of the abovementioned items are irrelevant to the Company.

5.	EXPENSES

5.1
If the CEO's work involves travel, accommodation, etc. the Company shall bear all of the necessary expenses thereof. The Company shall provide advance payments to the CEO to cover the costs and shall reimburse expenses incurred by the CEO at his own expense against submission of original receipts. Business travel undertaken in a private car shall be entitled to the reimbursement of fuel costs.

6.	HOLIDAYS

6.1	The CEO is entitled to paid holidays. The CEO has 6 weeks of holidays. Upon resignation, the CEO shall not be entitled to payment of holidays not taken.

6.2	The holidays shall be planned in consultation with the Chairperson.

7.	ABSENCE AND ILLNESS

7.1
If, within a period of 12 consecutive months, the CEO has received sick pay for a total of 120 days, the CEO's Contract shall be terminated with one month's notice, cf. Article 5(2) of the Salaried Employees Act.

8.	POSITIONS OUTSIDE THE APPOINTMENT

8.1
During the period of employment, the CEO not entitled, without the written permission of management in each case, to be an active or passive participant in any other Company, hold other paid or unpaid employment or to undertake paid activities. This also applies to unpaid activities which would occupy a large part of the CEO's labour.

8.2	The CEO is entitled to pursue his activities in a Dutch Company with operations in Uruguay, provided that this results in a maximum of 3-4 hours per week.

9.	CONFIDENTIALITY

9.1
The CEO has a duty of confidentiality in relation to what the CEO learns while performing his duties as Managing Director, unless there are conditions which, by their nature, involve informing a third party. This duty of confidentiality also applies after the CEO's resignation from the Company. The CEO is required, both during and after employment, to maintain absolute confidentiality regarding the factors he gains knowledge of during his work, and if confidentiality is inherently required or is imposed by his superiors.

9.2
When the CEO resigns, for whatever reason, any material etc. belonging to the Company in the CEO's possession, including equipment referred in item 4 etc. belonging to the Company must be immediately returned.

10.	TERMINATION

10.1	This CEO Contract may be terminated by either party with one month's notice to the end of a month.

10.2	Termination must be in writing.

10.3	If the CEO enters into reorganisation proceedings, or the CEO's estate is subject to bankruptcy proceedings, the Company may bring the employment relationship to an end without notice.

11.	BREACH OF CONTRACT

11.1
In the event that the Company or the CEO are guilty of significant non-performance of their duties in accordance with this contract or the relevant preconditions under which it was signed, the opposing party can terminate the CEO Contract without notice or terminate it from a random date. The party that fails to fulfil its obligations is obliged to compensate any losses incurred by the other party as a result of the breach of contract.

12.	RENEGOTIATION

12.1	The Parties agree that this CEO Contract shall be renegotiated in December 2016.

13.	GOVERNING LAW AND JURISDICTION

13.1	The Contract shall be governed and interpreted in accordance with the laws of the State of Delaware, USA. International private rules in the legislation of the State of Delaware must be disregarded.

13.2	Any dispute arising in connection with the CEO Contract, including disputes about the CEO Contract's existence or validity shall be brought before the courts of the State of Delaware.

14.	COPIES

14.1	This CEO Contract has been printed in duplicate and signed by both parties. Each party will receive a copy.

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Location:	Location:
Date: / 2016	Date: / 2016
For NABUfit Global, Inc.:
________________	________________ Brian Mertz